UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010, Under Armour, Inc. (the “Company”) issued a press release announcing that David W. McCreight is resigning as President of the Company effective August 20, 2010, and that Kevin A. Plank, the Company’s Chief Executive Officer, Chairman of the Board of Directors and former President, will assume the duties of President. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the terms of the previously disclosed Employee Confidentiality, Non-Competition and Non-Solicitation Agreement between the Company and Mr. McCreight dated June 25, 2008, the Company will continue to pay Mr. McCreight his salary for one year following his termination of employment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1: Under Armour, Inc. press release dated July 12, 2010 announcing the resignation of David W. McCreight as President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: July 12, 2010	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Chief Operating Officer